EXHIBIT 10.15.1
CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT MARKED WITH [***] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
THIRD AMENDMENT TO CREDIT AGREEMENT
This Third Amendment to Credit Agreement (this “Amendment”) is entered into as of February 20, 2012, by and between WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”) and ENDOLOGIX, INC. (“Existing Borrower”) and NELLIX, INC. (“New Borrower” and together with Existing Borrower, each a “Borrower” and, collectively, “Borrowers”).
RECITALS
Existing Borrower and Bank are parties to that certain Credit Agreement dated as of October 30, 2009, as amended from time to time, including by that certain First Amendment to Credit Agreement dated as of April 13, 2010 and that certain Second Amendment to Credit Agreement dated as of December 21, 2011 (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
NOW, THEREFORE, the parties agree as follows:
1.The term “Borrower” as used in the Agreement shall mean Existing Borrower and New Borrower, individually and collectively, jointly and severally.
2.    Section 1.1(a) of the Agreement hereby is amended and restated in its entirety to read as follows:
“(a)    Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including March 31, 2013, not to exceed at any time the aggregate principal amount of Twenty Million Dollars ($20,000,000) (the “Line of Credit”), the proceeds of which shall be used for general working capital and corporate purposes. Borrower’s obligation to repay advances under the Line of Credit shall be evidenced by a promissory note dated as of October 30, 2009, as amended and restated on February 20, 2012 (as may be further amended, restated, modified or supplemented from time to time, the “Line of Credit Note”), all terms of which are incorporated herein by this reference.”
3.    Section 1.1(b) of the Agreement hereby is amend and restated in its entirety to read as follows:
“(b)    Limitations on Borrowings. Outstanding borrowings under the Line of Credit, to a maximum of the principal amount set forth above, shall not at any time exceed to aggregate amounts set forth on Schedule I hereto, which Schedule I shall be completed by Bank and appended hereto from time to time after an audit of the Collateral and/or an audit of Borrower’s inventory, and all terms of which are incorporated herein by this reference.”
4.    Section 1.1(c) of the Agreement hereby is amend and restated in its entirety to read as follows:

“(c)    Letter of Credit Subfeature. As a subfeature under the Line of Credit, Bank agrees from time to time during the term thereof to issue or cause an affiliate to issue letters of credit for the account of Borrower (each, a “Letter of Credit” and collectively, “Letters of Credit”); provided however, that the aggregate undrawn amount of all outstanding Letters of Credit shall not at any time exceed One Million Dollars ($1,000,000). The form and substance of each Letter of Credit shall be subject to approval by Bank, in its sole discretion. Each Letter of Credit shall be issued for a term not to exceed three hundred sixty five (365) days, as designated by Borrower (subject to automatic renewal). If a Letter of Credit is outstanding after the term of the Line of Credit (or after acceleration by Bank pursuant to the terms hereof), Borrower will cash collateralize the undrawn amount of such Letter of Credit in an amount equal to one hundred five percent (105%) of such undrawn amount. The undrawn amount of all Letters of Credit shall be reserved under the Line of Credit and shall not be available for borrowings thereunder. Each Letter of Credit shall be subject to the additional terms and conditions of the Letter of Credit agreements, applications and any related documents required by Bank in connection with the issuance thereof. Each drawing paid under a Letter of Credit shall be deemed an advance under the Line of Credit and shall be repaid by Borrower in accordance with the terms and conditions of this Agreement applicable to such advances; provided however, that if advances under the Line of Credit are not available, for any reason, at the time any drawing is paid, then Borrower shall immediately pay to Bank the full amount drawn, together with interest thereon from the date such drawing is paid to the date such amount is fully repaid by Borrower, at the rate of interest applicable to advances under the Line of Credit. In such event Borrower agrees that Bank, in its sole discretion, may debit any account maintained by Borrower with Bank for the amount of any such drawing.”
5.    Section 1.1(d) of the Agreement hereby is amend and restated in its entirety to read as follows:
“(d)    Credit Card Services Subfeature. Subject to the terms and conditions of this Agreement, Borrower may request corporate credit cards from Bank (the “Credit Card Services”). The aggregate limit of the corporate credit cards shall not exceed Two Million Dollars ($2,000,000), provided that availability under the Line of Credit shall be reduced by the aggregate limits of the corporate credit cards issued to Borrower. In addition, Bank may, in its sole reasonable discretion, charge as advances under the Line of Credit any amounts that become due or owing to Bank in connection with the Credit Card Services. If any Credit Card Services remain outstanding after the term of the Line of Credit (or after acceleration by Bank pursuant to the terms hereof), Borrower will cash collateralize the outstanding amount of such Credit Card Services in an amount equal to one hundred five percent (105%) of such outstanding amount. The terms and conditions (including repayment and fees) of such Credit Card Services shall be subject to the terms and conditions of the Bank’s standard forms of application and agreement for the Credit Card Services, which Borrower hereby agrees to execute.”
6.    New Section 1.6 hereby is added to the Agreement to read as follows:
“SECTION 1.6.    GUARANTIES. The payment and performance of all Indebtedness and other obligations of Borrower to Bank hereunder shall be guaranteed jointly and severally by all present and future Material Subsidiaries which guaranties shall be secured by unconditional, continuing pledges and security interests in and to all of the assets and properties of such Material Subsidiaries (any such Material Subsidiary, together with any other guarantors of the Line of Credit and/or any other Indebtedness of Borrower to Bank from time to time, each a “Guarantor” and collectively, “Guarantors”), as evidenced by and subject to the terms of guaranties in form and substance satisfactory to Bank (the “Guaranty”). Upon the creation or acquisition of any new Material Subsidiary or of any Subsidiary becoming a Material Subsidiary, Borrower and such Subsidiary shall: (a) promptly notify Bank of the creation or acquisition of such Material Subsidiary, (b) take all such action as may be reasonably required by Bank to cause such Material Subsidiary to guarantee the obligations of Borrower hereunder and grant such pledges and security interests in all of its properties and assets to secure payment and performance of such obligations, and (c) take all such action as may be reasonably required by Bank to grant and pledge to Bank a first-priority security interest in the stock or other equity interests of, and any indebtedness owing from, such Material Subsidiary. Notwithstanding anything to the contrary contained herein, in the event that Borrower demonstrates to Collateral Agent’s reasonable satisfaction that a Guaranty by a Foreign Subsidiary or pledge of more than sixty five percent (65%) of the Shares of a Foreign Subsidiary creates a present and existing adverse tax consequence to Borrower under the U.S. Internal Revenue Code (i) no Foreign Subsidiary shall be required to provide a Guaranty and (ii) Borrower shall not be required to pledge more than sixty five percent (65%) of the of the total combined voting power of all classes of stock entitled to vote the shares of capital stock of any such Foreign Subsidiary.

As used herein, “Subsidiary” is, as to any person or entity, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such person or entity.

As used herein, “Material Subsidiary” means as of the last day of each of Borrower’s fiscal quarters, any of Borrower’s direct or indirect Subsidiaries that owns or holds assets as of such date (excluding assets consisting of equity interests in Borrower’s Subsidiaries) equal to or greater than ten percent (10.0%) of Borrower’s and its consolidated Subsidiaries’ total assets as of such date.

As used herein, “Foreign Subsidiary” means any Subsidiary of Borrower not incorporated or organized under the laws of one of the States or jurisdictions of the United States.”

7.    Section 4.3(a) of the Agreement hereby is amended and restated in its entirety to read as follows:
“(a)    (x) not later than one hundred twenty (120) days after and as of the end of each fiscal year, CPA audited financial statements of Borrower, prepared by a CPA firm reasonably acceptable to Bank, together with an unqualified opinion with respect to the financial statements prepared by such CPA firm as well as auditor’s report; and (y) not later than ninety (90) days after and as of the end of each fiscal year, company prepared annual financial statements; in each case, which financial statements shall include a balance sheet, income statement, statement of cash flows and all supporting schedules;”
8.    Section 4.3(b) of the Agreement hereby is amended by deleting the phrase “forty-five (45) days” as it appears therein and replacing it with the phrase “sixty (60) days”.
9.    Section 4.3(e) of the agreement hereby is amended by deleting the term “and” as it appears at the end thereof.
10.    Section 4.3(f) of the Agreement hereby is amended and restated in its entirety to read as follows:
“(f)    (x) prior to requesting any advance under the Line of Credit (other than advances in respect of Letters of Credit or Credit Card Services); and (y) for any month during which advances are outstanding under the Line of Credit (other than advances in respect of Letters of Credit or Credit Card Services), not later than thirty (30) days after the end of each month, a borrowing base certificate, an aged listing of accounts receivable and accounts payable, and a reconciliation of accounts, and immediately upon each request from Bank, a list of the names and addresses of all Borrower’s account debtors;”
11.    A new Section 4.3(g) hereby is added to the Agreement to read as follows:
“(g)    from time to time such other information as Bank may reasonably request.”
12.    Section 4.9(a) of the Agreement hereby is amended and restated in its entirety to read as follows:
(a)    Modified Quick Ratio greater than (i) 1.50 to 1.00 at all times, measured quarterly, with “Modified Quick Ratio” defined as (I) the sum of the aggregate of Borrower’s unrestricted cash at Bank or subject to an account control agreement in favor of, and in form and substance satisfactory to, Bank, plus Eligible Accounts, divided by (II) total current liabilities plus, to the extent not already included therein, all indebtedness owing from Borrower to Bank.
13.    Section 4.9(b) of the Agreement hereby is amended and restated in its entirety to read as follows:
“(b)    net loss (excluding all non-cash contingent payments and/or accruals associated with Borrower’s acquisition of New Borrower, approved by Bank) at all times, measured cumulatively and on a quarterly basis, of not more than (i) Six Million Five Hundred Thousand Dollars ($6,500,000) through March 31, 2012; (ii) Eleven Million Dollars ($11,000,000) through June 30, 2012; and Thirteen Million Dollars ($13,000,000) thereafter.”
14.    Section 5.2 of the Agreement hereby is amended and restated in its entirety to read as follows:
“CAPITAL EXPENDITURES. Make any additional investment in fixed assets in excess of an aggregate of Three Million Dollars ($3,000,000) in the fiscal year ending December 31, 2012.”
15.    Section 6.1(f) of the Agreement hereby is amended and restated in its entirety to read as follows:
“(f)    Other than with respect to a judgment or settlement filed against Borrower [***] at any time, the filing of a notice of judgment lien against Borrower or any Third Party Obligor; or the recording of any abstract of judgment against Borrower or any Third Party Obligor in any county in which Borrower or such Third Party Obligor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any Third Party Obligor; or the entry of a judgment against Borrower or any Third Party Obligor; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Third Party Obligor.”
16.    No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
17.    Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

18.    Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
19.    As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank:
(a)    this Amendment, duly executed by Borrower;
(b)    an Amended and Restated Promissory Note dated as of even date herewith;
(c)    Corporate Resolution: Borrowing, duly executed by the Secretary of each Borrower; and
[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE SECURITES AND     EXCHANGE COMMISSION.
(d)    Payment of a commitment fee in the amount of Twenty Five Thousand Dollars ($25,000).
(e)    all reasonable fees and expenses incurred through the date of this Amendment, which may be debited from any of Borrower's accounts.
20.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

ENDOLOGIX, INC.

By: /S/ ROBERT KRIST

Title:CFO

NELLIX, INC.

By:/S/ JOHN MCDERMOTT

Title: Officer and Director

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:/S/ JASON WELLS

Title:Vice President